Exhibit 10.13

Execution Copy

PLEDGE AGREEMENT

on

SHARES

in

CENTRAL EUROPEAN MEDIA ENTERPRISES N.V.

Dated September 17, 2009

among

Central European Media Enterprises Ltd.
as the Pledgor

The Law Debenture Trust Corporation p.l.c.
as the Pledgee

The Bank of New York Mellon, acting through its London Branch as the Note Trustee
and

Central European Media Enterprises N.V.
as the Company

THIS PLEDGE AGREEMENT is made this seventeenth day of September two thousand nine (this "Pledge Agreement"), by and among Central European Media Enterprises Ltd., a company duly organized and existing under the laws of Bermuda, with its registered office at Clarendon House, 2 Church Street, Hamilton, HM CX Bermuda, as the "Pledgor", The Law Debenture Trust Corporation p.l.c., a company incorporated in England and Wales, having its registered offices at Fifth floor, 100 Wood Street, London EC2N 7EX, United Kingdom, as the "Pledgee", The Bank of New York Mellon, a corporation incorporated under the laws of the State of New York, United States of America, acting through its London Branch, having its registered office at One Canada Square, London E14 5AL, United Kingdom, as the "Note Trustee", and Central European Media Enterprises N.V., a public company (naamloze vennootschap) incorporated under the laws of the Netherlands Antilles, having its corporate seat in Curaçao, the Netherlands Antilles, and its registered address at Schottegatweg Oost 44, Curaçao, the Netherlands Antilles, and registered in the commercial register of the Chamber of Commerce and Industries of Curaçao under number 67248 (the "Company");

WHEREAS, the Pledgor has entered into that certain indenture with inter alia the Pledgor as Issuer, the Pledgee in its capacity as Security Trustee and the Note Trustee, dated the seventeenth day of September two thousand nine (as amended, novated, restated, supplemented or otherwise modified from time to time, including without limitation, by way of increase of the facilities made available thereunder) (the "Indenture");

WHEREAS, upon incorporation on the fourteenth day of July nineteen hundred ninety-four, the Pledgor acquired the legal and beneficial title to 60 ordinary shares in the capital of the Company, and pursuant to the issuance of 1 share on the nineteenth day of September nineteen hundred ninety-four, the Pledgor acquired the legal and beneficial title to 1 ordinary share in the capital of the Company, with a nominal value of USD 100, collectively constituting the entire issued and outstanding share capital of the Company (the "Present Shares");

WHEREAS, to secure the performance of the Secured Obligations, the Pledgor and the Pledgee wish to hereby establish a sixth priority right of pledge in respect of the Present Shares as well as in respect of any and all future shares in the capital of the Company to be acquired (either through issue, purchase, distribution or otherwise) by the Pledgor after the date of this Pledge Agreement (the "Future Shares", together with the Present Shares hereafter where appropriate also referred to as the "Shares"), under the following terms.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

1.	Definitions

Unless otherwise defined herein, or the context requires otherwise, terms used in this Pledge Agreement, including its preamble and recitals, shall have the meaning as defined in the Indenture. In addition, the following terms used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings:

(a)	an "Event of Default": each Event of Default as defined in Section 1.1 of the Indenture;
(b)	an "Event of Statutory Default": each event where the Pledgor is in default (verzuim), as defined in Article 6:81 of the NACC, in the performance of one or more of the Secured Obligations;
(c)
"Existing Rights of Pledge": means the rights of pledge on the Shares (as defined hereinafter) created in favor of (i) JPMorgan Chase Bank, N.A., London Branch, on the fifth day of May two thousand five pursuant to that certain pledge agreement dated the fifth day of May two thousand five among inter alia JPMorgan Chase Bank, N.A., London Branch, the Pledgor and the Company, (ii) European Bank for Reconstruction and Development on the twenty-first day of July two thousand six pursuant to that certain pledge agreement dated the twenty-first day of July two thousand six among European Bank for Reconstruction and Development, the Pledgor and the Company, (iii) the Bank of New York on the sixteenth day of May two thousand seven pursuant to that certain pledge agreement dated the sixteenth day of May two thousand seven among inter alia the Bank of New York, the Pledgor and the Company, (iv) European Bank for Reconstruction and Development on the twenty-second day of August two thousand seven pursuant to that certain pledge agreement dated the twenty-second day of August two thousand seven among inter alia European Bank for Reconstruction and Development, the Pledgor and the Company, and (v) the Bank of New York on the tenth day of March two thousand eight pursuant to that certain pledge agreement dated the tenth day of March two thousand eight among inter alia the Bank of New York, the Pledgor and the Company;

(d)	the "Loan Agreement": means the loan agreement dated the twenty-first day of July two thousand six between the Pledgor, as borrower and European Bank of Reconstruction and Development, as lender;
(e)	the "Parallel Debt": shall mean the Parallel Debt as defined in Section 11.9 of the Indenture;
(f)	the "Right of Pledge": the sixth priority right of pledge in respect of the Shares established in this Pledge Agreement;
(g)
the "Secured Obligations": any and all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each of the Pledgor, the Company and CME Media Enterprises B.V. to pay an amount of money (tot voldoening van een geldsom) to the Pledgee under the Parallel Debt or the Indenture and the Notes (as defined in the Indenture), each as amended from time to time, as well as all payment obligations of the Pledgor to the Pledgee under this deed;

(h)	a "Voting Event": means the occurrence of an Event of Statutory Default of which the Pledgee has given notice to the Pledgor and the Company;

(i)
the "2005 Indenture": the indenture dated as of the fifth day of May two thousand five, by and among the Pledgor as issuer, CME Media Enterprises B.V., and the Company as guarantors, and JPMorgan Chase Bank, N.A., London Branch, as security trustee, trustee, transfer agent and principal paying agent, and JPMorgan Luxembourg S.A. as registrar and Luxembourg transfer and paying agent;

(j)
the "2007 Indenture": the indenture dated as of the sixteenth day of May two thousand seven, by and among the Pledgor as issuer, CME Media Enterprises B.V., and the Company as guarantors, BNY Corporate Trustee Services Limited as trustee and the Note Trustee as security trustee, transfer agent and principal paying agent, and The Bank of New York (Luxembourg) S.A. as registrar and Luxembourg transfer agent and Luxembourg paying agent; and

(k)	the "2008 Indenture": the indenture dated as of the tenth day of March two thousand eight, by and among inter alia the Pledgor as issuer and the Note Trustee in its capacity as security trustee.

2.	Right of Pledge

2.1
As security for the Secured Obligations, the Pledgor hereby agrees to grant and hereby grants to the Pledgee a disclosed sixth priority right of pledge (openbaar pandrecht in zesde rang) in respect of the Shares, which Right of Pledge the Pledgee agrees to accept and hereby so accepts.

2.2
The Right of Pledge is one and indivisible (één en ondeelbaar). The Right of Pledge shall not be affected by one or more but not all of the Secured Obligations being discharged or the Secured Obligations being amended. The Right of Pledge includes a right of pledge in respect of all accessory rights (afhankelijke rechten) and all ancillary rights (nevenrechten) attached to the Shares.

2.3
The Pledgor shall, if and when required by the Pledgee (acting on the instructions of the Note Trustee), execute such further encumbrances and assurances, and do all such acts and things as the Pledgee (acting on the instructions of the Note Trustee) may reasonably require over or in relation to the Shares to maintain, perfect or protect the security rights created by this Pledge Agreement over the Shares, such that this Pledge Agreement will continue to constitute a sixth priority right of pledge of the Shares, until payment in full of the Secured Obligations or termination of this Pledge Agreement in accordance with Section 8 of this Pledge Agreement.

2.4	By co-signing this Pledge Agreement, the Company acknowledges the Right of Pledge created by this Pledge Agreement, as provided in article 2:113 of the Netherlands Antilles Civil Code ("NACC").

2.5
The Company shall register in the Company’s shareholders’ register that the Shares are encumbered with a sixth priority right of pledge in favor of the Pledgee and that, subject to Section 3 of this Pledge Agreement, the Pledgee has the Voting Rights.

3.	Voting rights

3.1.
The voting and other consensual rights and similar rights or powers attaching to the Shares or any part thereof (the "Voting Rights") are hereby transferred by the Pledgor to the Pledgee under the condition precedent (opschortende voorwaarde) of (i) the occurrence of a Voting Event and (ii) the termination and/or release of the Existing Rights of Pledge. By means of execution of this Pledge Agreement the Pledgor also hereby adopts a resolution in its capacity of sole shareholder of the Present Shares to approve the granting of the Right of Pledge and the transfer of the Voting Rights. Until the occurrence of a Voting Event and subject to the termination and/or release of the Existing Rights of Pledge, the Pledgor may exercise any and all such Voting Rights, save:

(a)
that no such exercise may violate or be inconsistent with the express terms or purpose of this Pledge Agreement, the Existing Rights of Pledge, the 2005 Indenture, the Loan Agreement, the 2007 Indenture, the 2008 Indenture and/or the Indenture;

(b)	that no such exercise may have the effect of impairing the position or interests of the Pledgee; and

(c)	as set out in Section 3.2 below.

3.2.	Upon the occurrence of a Voting Event:

(a)
any and all rights of the Pledgor to exercise the Voting Rights which it is entitled to exercise pursuant to Section 3.1 above shall cease automatically without further notice to the Pledgor being required and the Pledgee shall have the sole and exclusive right and authority to exercise such Voting Rights and shall be entitled to exercise or refrain from exercising such rights in such manner as the Pledgee (acting on the instructions of the Note Trustee) may in its absolute discretion deem fit; and

(b)
the Pledgee shall immediately be entitled, at any time at its sole discretion, to effect the resignation of and/or to dismiss the directors of the Company or any of them, and to appoint new directors of the Company and the Pledgor hereby undertakes to do all things and execute all documents and instruments as may be required by the Pledgee (acting on the instructions of the Note Trustee) to ensure the effectiveness of any such resignations, dismissals or appointments.

3.3.
By signing this Pledge Agreement, the Company confirms (and the other parties agree) that a written notice from the Pledgee to the Company stating that a Voting Event has occurred, shall be sufficient for the Company to accept the Pledgee as being exclusively entitled to such rights and other powers which it is entitled to exercise pursuant to this Section 3 upon the occurrence of such a Voting Event and subject to the termination and/or release of the Existing Rights of Pledge.

3.4.
In addition and without prejudice to the obligations of the Pledgor pursuant to the Pledge Agreement, each of the Pledgor and the Company agrees to notify the Pledgee and the Note Trustee immediately of any event or circumstance which could reasonably be of importance to the Pledgee and/or the Note Trustee with a view to the preservation and exercise of the Pledgee’s rights under or pursuant to this Pledge Agreement, such as (without limitation) the filing of a petition for the bankruptcy of the Pledgor, the filing of a petition for a moratorium of payments by the Pledgor, attachment or garnishment of the Pledgor’s assets, the termination of any one of the Pledgor’s commercial activities or its dissolution.

3.5.
During the term of the Right of Pledge, the foregoing provisions of this Section 3 with respect to the Voting Rights on the Present Shares also apply to the Future Shares. In addition, the Pledgor and the Pledgee shall, if reasonably practicable, at the time of or, if not practicable at such time, as soon as reasonably practicable, after the acquisition of such Future Shares, arrange that the attribution of the Voting Rights attaching thereto shall be ratified if that is reasonably deemed necessary, in the Pledgee's sole discretion, to enable the Pledgee (acting on the instructions of the Note Trustee) to exercise such Voting Rights upon the occurrence of the condition precedent as provided in Section 3.1 of this Pledge Agreement. If such ratification is, at the Pledgee's sole discretion, not obtained in time, the Pledgor shall fully co-operate in the taking of such other reasonable measures relating to such transfer of voting rights as are proposed by the Pledgee (acting on the instructions of the Note Trustee).

4.	Authority to collect

4.1
The authority to collect dividends, distributions from reserves, repayments of capital and all other distributions and payments in any form, which, at any time, during the term of the Right of Pledge, become payable on any one or more of the Shares, shall accrue to the Pledgee, as provided for in Section 3:246 of the NACC, subject to the termination and/or release of the Existing Rights of Pledge.

4.2
In derogation of the provisions of paragraph 1, the Pledgee hereby grants approval to the Pledgor to collect all dividends, distributions from reserves, repayments of capital and all other distributions and payments in any form, which, at any time, during the term of the Right of Pledge, become payable on any one or more of the Shares, subject to the termination and/or release of the Existing Rights of Pledge.

4.3
The Pledgee (acting on the instructions of the Note Trustee) may terminate the authorization mentioned in paragraph 2 upon occurrence of an Event of Default only. Termination of the authorization is made by written statement to that effect, by the Pledgee to the Pledgor. The Pledgee shall inform the Company of the termination in writing.

5.	Representations and warranties

5.1	The Pledgor hereby represents and warrants that the following is true and correct on the date of this Pledge Agreement:

a.
the Company is a public company, legally established under the laws of the Netherlands Antilles by notarial deed drawn up before Gerard Christoffel Antonius Smeets, civil law notary officiating in Curaçao, on the fourteenth day of July nineteen hundred and ninety-four. A copy of the present articles of association is attached to this Pledge Agreement (Annex I). The Company is currently registered with the commercial register of the Chamber of Commerce and Industries of Curaçao under number 67248. A copy of the extract from the commercial register is attached to this Pledge Agreement (Annex II);

b.
the Company has not been dissolved, and no resolution has been adopted to dissolve the Company, nor has any request therefore been filed, nor has any notice by the Chamber of Commerce, as described in Section 2:25 of the NACC, been received. The Company has not been declared bankrupt nor has a suspension of payment been granted, nor have any requests thereto been filed;

c.	the shareholders' register is accurate and completely up to date. A copy of the shareholders' register is attached to this Pledge Agreement (Annex III);
d.
the entire issued share capital of the Company consists of the Present Shares; all of the Present Shares are fully paid-up; the Company has not granted any rights to subscribe for shares in its capital which have not yet been exercised;

e.	the Pledgor has a complete and unencumbered right to the Present Shares, with the exception of the Existing Rights of Pledge;
f.
the Present Shares are not subject to either (limited) rights or obligations to transfer to third parties or claims based on contracts of any nature and have not been encumbered with any attachments, except for the Existing Rights of Pledge;

g.	the Pledgor is authorized to establish the Right of Pledge;
h.	all resolutions and approvals, required for establishing the Right of Pledge, have been adopted and received respectively;
i.
the obligations of the Pledgor and the Company vis-à-vis the Pledgee, resulting from the Indenture and this Pledge Agreement respectively, are lawful obligations of the Pledgor and the Company respectively and are legally enforceable against the Pledgor and the Company respectively;

j.
the assumption and performance by the Pledgor and the Company respectively of the obligations vis-à-vis the Pledgee resulting from the Indenture and this Pledge Agreement are not contrary to any provision of applicable law or any agreement to which the Pledgor or the Company is a party, or by which the Pledgor or the Company is bound in any other way;

k.	the Pledgor has provided the Pledgee with all information and data with respect to the Present Shares which the Pledgor reasonably believes to be of importance for the Pledgee.

5.2.	Furthermore, the Pledgor hereby declares to have acquired the Present Shares as follows:
-
as for the numbers 1 through 60, pursuant to the notarial deed of incorporation, drawn up before Gerard Christoffel Antonius Smeets, civil law notary officiating in Curaçao, on the fourteenth day of July nineteen hundred and ninety-four;

-	as for the number 61, pursuant to the issuance of one share on the nineteenth day of September nineteen hundred and ninety-four.

6.	Undertakings by the Pledgor

6.1.
During the term of the Right of Pledge, the Pledgor shall not alienate, pledge or in any other way encumber the Shares or the rights to acquire Shares without the prior written consent of the Pledgee (acting on the instructions of the Note Trustee), except for the encumbrance in accordance with Section 11.1 of the Indenture.

6.2.
The Pledgor shall as far as possible provide that the Shares and/or rights to acquire Shares he acquires after execution of this Pledge Agreement shall be pledgeable, and that the transferability thereof shall not be more cumbersome than the transferability of the Shares.

6.3.
Whenever the Pledgor is aware that the Company is involved in the preparation of a legal merger or demerger as a result of which the Company would cease to exist, the Pledgor shall inform the Pledgee and the Note Trustee thereof in writing immediately.

6.4.
Whenever the Pledgor is aware that actions have been taken for the winding-up, dissolution, administration, bankruptcy, suspension of payments or reorganization of the Company, the Pledgor shall inform the Pledgee and the Note Trustee thereof in writing immediately.

7.	Exercise of the Right of Pledge.

7.1.
Upon the occurrence of an Event of Statutory Default, the Pledgee has, with due regard to the relevant provisions of the Existing Rights of Pledge, the right (acting on the instructions of the Note Trustee) to exercise all rights and powers which the Pledgee has under the laws of the Netherlands Antilles as holder of a right of pledge over the Shares and the Pledgee shall be authorized to sell the Shares or part thereof, in accordance with Section 3:248 of the NACC, without prejudice to the provision of Section 3:251 of the NACC, in order to recover the proceeds thereof.

7.2
In the event the Pledgee enforces the Right of Pledge, the Pledgee (acting on the instructions of the Note Trustee) shall, with due regard to the relevant provisions of the Existing Rights of Pledge, following payment of the execution costs from the proceeds, allocate the net proceeds to fulfill the Secured Obligations.

7.3	The Pledgee does not bear the obligations referred to in Sections 3:249 and 3:252 of the NACC towards others than the Pledgor.

8.	Termination

8.1
The Pledgee (acting on the instructions of the Note Trustee) is entitled to terminate (opzeggen) in whole or in part the Right of Pledge as referred to in Article 3:81(2) sub (d) of the NACC. Notice of termination must be given in writing by the Pledgee to the Pledgor and the Company.

8.2
The Right of Pledge shall terminate by operation of law upon the payment and satisfaction in full of all Secured Obligations. In that event, the Pledgee shall evidence such termination in accordance with Section 8.9 of the Indenture.

9.	Costs

All reasonable costs, fees and expenses incurred in connection with the creation or execution of any documentation in connection with the Right of Pledge and the enforcement of the Right of Pledge shall be for the account of the Pledgor, and the Pledgor shall indemnify and hold harmless the Pledgee and the Note Trustee for such costs and reasonable expenses incurred in connection with such enforcement.

10.	Notices

Any notice or other communication under or in connection with this Pledge Agreement shall be in writing in the English language and shall be delivered personally or by registered mail or fax. All notices to the Pledgee hereunder shall be delivered at the same time to the Note Trustee. Proof of posting shall be deemed to be proof of receipt:

(i)	in the case of hand delivery: on the day the notice is received by recipient;

(ii)	in the case of a registered letter: on the third business day after posting; or

(iii)	in the case of a fax transmission: upon receipt of fax confirmation.

Notices and other communications under this Pledge Agreement may in each case be sent to the following address of the parties hereto:

Address Pledgor:
Central European Media Enterprises Ltd.

c/o CME Development Corporation
Second floor, Aldwych House
52 Charles Street
London W1J 5E4
United Kingdom
Fax number: +44 (0) 2071275801
Attention: Chief Financial Officer

Address Pledgee:
The Law Debenture Trust Corporation p.l.c.
Fifth floor, 100 Wood Street
London EC2V 7EX
United Kingdom
Fax number: +44 (0) 20 7606 0643
Attention: The Manager, Commercial Trusts

Address Note Trustee:
The Bank of New York Mellon
One Canada Square
London E14 5AL
United Kingdom
Fax number: +44 (0) 20 7964 8819
Attention: Corporate Trust Services

Address of the Company:
Central European Media Enterprises N.V.
c/o Curaçao Corporation Company N.V.
Schottegatweg Oost 44,
Curaçao, Netherlands Antilles
Fax number: + 599 9 732 2500

or such other address or fax number as notified by the relevant party by not less than five business days prior notice.

11.	Rescission

The Pledgor and the Pledgee hereby waive, to the fullest extent permitted by law, their right to dissolve this Pledge Agreement pursuant to failure in the performance of one or more of their obligations as referred to in Article 6:265 of the NACC or on any other ground.

12.	Governing Law and Submission to Jurisdiction

12.1	The provisions of this Pledge Agreement and the Right of Pledge created hereby, are governed by, and shall be construed in accordance with, the laws of the Netherlands Antilles.

12.2
The Pledgor, the Pledgee and the Note Trustee agree that the competent court in Curaçao, the Netherlands Antilles shall have non-exclusive jurisdiction with regard to any and all disputes which may arise out of or in connection with this Pledge Agreement.

13.	Amendment of this Pledge Agreement

This Pledge Agreement may only be amended by a written agreement executed by each of the Pledgor, the Pledgee and the Note Trustee. The Pledgor, the Pledgee and the Note Trustee shall notify the Company of such amendment in writing.

14.	Severability

The illegality, invalidity or unenforceability of any provision of this Pledge Agreement or any part thereof under the laws of any jurisdiction shall not affect its legality, validity or enforceability under the laws of any other jurisdiction nor the legality, validity or enforceability of any other provision or part thereof. Any illegal, invalid or unenforceable provision shall have the effect of an alternative provision that would be valid and the purpose of which conforms with the first mentioned provision and that would presumably have been included in this Pledge Agreement in order to carry out the intentions of the parties if the first mentioned provision had been omitted in view of its illegality, invalidity or unenforceability.

15.	Counterparts

This Pledge Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all of which together constitute one and the same document.

* signature page to follow *

SIGNATURE PAGE PLEDGE AGREEMENT ON SHARES
The parties hereto have caused this Pledge Agreement to be duly executed on the day and year first written above.

Central European Media Enterprises Ltd.
as the Pledgor

/s/ Charles Frank
By:	Charles Frank
Its:	Chief Financial Officer

Signed for and on behalf of:

The Law Debenture Trust Corporation p.l.c.
as the Pledgee

/s/ Julian Mason-Jebb
Name:	Julian Mason-Jebb
Title:	Director

Signed for and on behalf of:

The Bank of New York Mellon
as the Note Trustee

/s/ Noora Pahkala
Name:	Noora Pahkala
Title:	Senior Associate

Central European Media Enterprises N.V.

/s/ Oliver Meister
By:	Oliver Meister
Its:	Managing Director